UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2014, Agilent Technologies, Inc. (the “Company”) entered into credit agreements in anticipation of the separation of Agilent’s electronic measurement business through the distribution of 100% of the outstanding common stock of Keysight Technologies, Inc., a wholly owned subsidiary of Agilent (“Keysight”), to Agilent’s shareholders (the “Separation and Distribution”).

Keysight Credit Facility.

On September 15, 2014, the Company entered into a credit agreement by and among the Company, as guarantor, Keysight, as Borrower, certain lenders party thereto (the “Lenders”) and CitiBank, N.A., as Administrative Agent (the “Keysight Credit Agreement”). The Keysight Credit Agreement provides for a $300 million five-year unsecured credit facility (the “Keysight Facility”) that will expire on (a) December 31, 2014, if the Separation and Distribution has not occurred on or prior to such date or (b) the fifth anniversary of the date that the Separation and Distribution occurs (the "Separation Date"). Keysight's ability to borrow under the Keysight Facility is subject to the satisfaction or waiver of certain conditions precedent, including the occurrence of the Separation and Distribution. Pursuant to the terms of the Keysight Credit Agreement, the Company irrevocably and unconditionally guarantees payment, when and as due, of the obligations (as defined in the Keysight Credit Agreement) of Keysight; provided, however, that, upon the occurrence of the Separation Date, the Company shall no longer act as guarantor and shall be released from all obligations under the Keysight Credit Agreement.

Keysight may, subject to certain customary conditions, on one or more occasions increase commitments under the Keysight Facility in an amount not to exceed $150 million in the aggregate (the “Incremental Keysight Facility”) and may extend the maturity date for a period of one year. Each Lender will have discretion to determine whether it will participate in the Keysight Incremental Facility or in any such extension of the maturity date. Keysight will use amounts borrowed under the Keysight Facility for general corporate purposes. Keysight is not borrowing under the Keysight Facility at this time and may not borrow under the Keysight Facility until the Separation Date, but may borrow under the Keysight Facility from time to time after the Separation Date as opportunities and needs arise.

Loans under the Keysight Credit Agreement will bear interest at: (i) the alternative base rate which is defined as the highest of (a) the prime rate in effect from time to time, (b) the federal funds effective rate from time to time plus 1/2 of 1.00% or (c) the applicable adjusted London interbank offered rate for a deposit in US Dollars with a maturity of one month plus 1.00%, in each case plus the applicable margin for such loans, or (ii) the applicable London or EURO interbank offered rate plus the applicable margin for such loans. The applicable margin for loans bearing interest at the alternative base rate ranges between zero and 0.650%, and the applicable margin for loans bearing interest based on the London or EURO interbank offered rate ranges from 1.00% to 1.65%, in each case based on Keysight’s senior debt credit ratings as published by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. At Keysight’s current credit ratings, the applicable margin for the base rate is 0.300%, and the applicable margin for London or EURO interbank offered rate loans is 1.300%. Additionally, Keysight will pay an annual fee during the term of the Keysight Credit Agreement beginning October 15, 2014, the amount of which will vary depending on Keysight’s credit ratings. At Keysight’s current ratings, the facility fee will be 0.200% per year, or $600,000 per year.

The Keysight Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants. Negative covenants include, among others, limitations on incurrence of liens, and limitations on incurrence of indebtedness by Keysight’s subsidiaries. In addition, the Keysight Credit Agreement requires that Keysight maintain a ratio of adjusted consolidated debt to consolidated EBITDA of not greater than 3.50 to 1.00 and maintain a ratio of consolidated EBITDA to consolidated interest expense of not greater than 3.00 to 1.00.

The Keysight Credit Agreement contains customary events of default. Upon the occurrence and during the continuance of an event of default, the Lenders may declare the outstanding advances and all other obligations under the Keysight Credit Agreement immediately due and payable.

Citigroup Global Markets Inc., BNP Paribas Securities Corp. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated are acting as joint lead arrangers and joint bookrunners for the Keysight Credit Agreement.

The description of the Keysight Credit Agreement contained herein is qualified in its entirety by reference to the Keysight Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Agilent Credit Facility.

On September 15, 2014, the Company entered into a Credit Agreement, dated September 15, 2014, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent (the “Agilent Credit Agreement”). The Agilent Credit Agreement provides for a $400 million five-year unsecured credit facility (the “Agilent Facility”) that will expire on September 15, 2019.

The Company may, subject to certain customary conditions, on one or more occasions increase commitments under the Agilent Facility in an amount not to exceed $300 million in the aggregate (the “Incremental Facility”) and may extend the maturity date for a period of one year. Each Lender will have discretion to determine whether it will participate in the Incremental Facility or in any such extension of the maturity date. The Company will use amounts borrowed under the Agilent Facility for general corporate purposes, including stock repurchases and potential acquisitions. The Company is not borrowing under the Agilent Facility at this time, but may borrow under the Agilent Facility from time to time as opportunities and needs arise.

Loans under the Agilent Credit Agreement will bear interest either at: (i) the alternate base rate, which is defined as the highest of (a) the prime rate in effect from time to time,  (b) the federal funds effective rate in effect from time to time plus 1/2 of 1.00% or (c) the applicable London interbank offered rate for 30-day loans plus 1.00%, in each case plus the applicable margin for such loans, or (ii) the applicable London or EURO interbank offered rate plus the applicable margin for such loans. The applicable margin for loans bearing interest at the alternative base rate ranges between zero and 0.450%, and the applicable margin for loans bearing interest based on the London or EURO interbank offered rate ranges from 0.920% and 1.450%, in each case based on the Company’s senior debt credit ratings as published by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. At the Company’s current credit ratings, the applicable margin for the base rate is 0.025%, and the applicable margin for London or EURO interbank offered rate loans is 1.025%. Additionally, the Company will pay an annual facility fee during the term of the Credit Agreement which varies depending on the Company’s credit ratings. At the Company’s current ratings, the facility fee will be 0.100% per year, or $350,000 per year.

The Agilent Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants. Negative covenants include, among others, limitations on incurrence of liens, and limitations on incurrence of indebtedness by the Company’s subsidiaries. In addition, the Agilent Credit Agreement requires that the Company maintain a ratio of adjusted consolidated debt to consolidated EBITDA of not greater than 3.50 to 1.00.

The Agilent Credit Agreement contains customary events of default. Upon the occurrence and during the continuance of an event of default, the Lenders may declare the outstanding advances and all other obligations under the Agilent Credit Agreement immediately due and payable.

Citigroup Global Markets Inc., BNP Paribas Securities Corp. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated are acting as joint lead arrangers and joint bookrunners for the Agilent Credit Agreement.

The description of the Agilent Credit Agreement contained herein is qualified in its entirety by reference to the Agilent Credit Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01. Other Events

On September 16, 2014, the Board of Directors of the Company approved the separation of Agilent’s electronic measurement business through the distribution of 100% of the outstanding common stock of Keysight, to Agilent’s shareholders (the “Separation and Distribution”).  To consummate the Separation and Distribution, the Board of Directors declared a pro rata dividend of Keysight common stock, which is expected to be effective at 12:01 a.m. Eastern Time on November 1, 2014, to Agilent’s shareholders of record as of the close of business on October 22, 2014 (the “Record Date”).  Each Agilent shareholder as of the Record Date will receive one (1) share of Keysight common stock for every two (2) shares of Agilent common stock held at the close of business on the Record Date.  Shareholders will receive cash in lieu of fractional shares of Keysight common stock.  The Separation and Distribution is subject to the satisfaction or waiver of certain conditions.

Following the Separation and Distribution, Keysight will be an independent, publicly traded company, and Agilent will not retain any equity interest in Keysight.

The press release announcing certain details of the Separation and Distribution is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain statements in this Form 8-K and the press release incorporated herein by reference regarding anticipated financial, legal or other outcomes including statements relating to the Company’s and Keysight’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” "estimate," "believe," "intend,” "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: uncertainties as to the timing of the Separation and the Distribution and whether it will be completed, the possibility that various closing conditions for the Separation and the Distribution may not be satisfied or waived, the expected tax treatment of the Separation and the Distribution, the impact of the Separation and the Distribution on the businesses of the Company and Keysight, the ability of both companies to meet debt service requirements, the availability and terms of financing and expectations of credit rating. Other important factors are described in the Company’s most recent Form 10-K and 10-Q reports on file with the Securities and Exchange Commission and in Keysight’s Form 10 that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document. The Company does not assume any obligation to update these statements except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated September 15, 2014, by and among the Company, Keysight Technologies, Inc., as Borrower, the Lenders party thereto, Citibank, N.A., as Administrative Agent.
10.2	Credit Agreement, dated September 15, 2014, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent.
99.1	Press release, dated September 17, 2014, announcing Keysight Separation Record Date and Dividend Distribution Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: September 17, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated September 15, 2014, by and among the Company, Keysight Technologies, Inc., as Borrower, the Lenders party thereto, Citibank, N.A., as Administrative Agent.
10.2	Credit Agreement, dated September 15, 2014, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent.
99.1	Press release, dated September 17, 2014, announcing Keysight Separation Record Date and Dividend Distribution Date.